As filed with the Securities and Exchange Commission on June 16, 2015

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of

The Securities Exchange Act of 1934

Vistana Signature Experiences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-4235905
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9002 San Marco Court Orlando, Florida	32819
(Address of Principal Executive Offices)	(Zip Code)

407-903-4900

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

INFORMATION INCLUDED IN INFORMATION STATEMENT

AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This Registration Statement on Form 10 (“Form 10”) incorporates by reference information contained in the information statement filed as Exhibit 99.1 hereto (the “information statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the information statement.

Item No.	Item Caption	Location in Information Statement
1.	Business	“Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related Party Transactions,” and “Where You Can Find More Information”

1A.	Risk Factors	“Risk Factors”

2.	Financial Information	“Summary,” “Selected Historical Combined Financial and Operating Data,” “Unaudited Pro Forma Combined Financial Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Capital Stock”

3.	Properties	“Business—Our Resorts, Properties and Land”

4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership of Certain Beneficial Owners and Management”

5.	Directors and Executive Officers	“Management”

6.	Executive Compensation	“Executive and Director Compensation”

7.	Certain Relationships and Related Party Transactions, and Director Independence	“Risk Factors,” “Management,” “Executive and Director Compensation,” and “Certain Relationships and Related Party Transactions”

8.	Legal Proceedings	“Business—Legal Proceedings”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Summary,” “Risk Factors,” “The Spin-Off,” “Dividend Policy,” “Executive and Director Compensation,” and “Description of Capital Stock”

10.	Recent Sales of Unregistered Securities	Not Applicable

11.	Description of Registrant’s Securities to be Registered	“Description of Capital Stock”

12.	Indemnification of Directors and Officers	“Certain Relationships and Related Party Transactions—Indemnification Agreements” and “Description of Capital Stock—Liability and Indemnification of Our Directors and Officers”

13.	Financial Statements and Supplementary Data

“Selected Historical Combined Financial and Operating Data,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Summary—Summary Historical Combined Financial Data,” “Summary Historical and Unaudited Pro Forma Combined Financial Data,” “Description of Capital Stock,” and “Index to Financial Statements,” including the Combined Financial Statements

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

3

15.	Financial Statements and Exhibits

(a)	Combined Financial Statements

The information required by this item is contained under the section “Index to Financial Statements” beginning on page F-1 of the information statement. Information relating to schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission is included in the notes to the combined financial statements contained under the section “Index to Financial Statements” beginning on page F-1 of the information statement.

(b)	Exhibits

We are filing the following documents as exhibits to this registration statement:

Exhibit Index	Exhibit Description

2.1**	Form of Separation and Distribution Agreement between Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc.

3.1**	Form of Amended and Restated Certificate of Incorporation of Vistana Signature Experiences, Inc.

3.2**	Form of Amended and Restated Bylaws of Vistana Signature Experiences, Inc.

10.1**	Form of License Agreement between Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc.

10.2**	Form of Non-Competition Agreement between Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc.

10.3**	Form of SPG Affiliation Agreement between Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc.

10.4**	Form of Tax Matters Agreement between Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc.

10.5**	Form of Transition Services Agreement between Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc.

10.6**	Form of Employee Matters Agreement between Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc.

10.7**	Form of Indemnification Agreement entered into between Vistana Signature Experiences, Inc. and each of its directors and executive officers.

21.1**	Subsidiaries of Vistana Signature Experiences, Inc.

99.1	Preliminary Information Statement of Vistana Signature Experiences, Inc., subject to completion, dated June 16, 2015.

**	To be filed by amendment

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Vistana Signature Experiences, Inc.

By:	/s/ Stephen G. Williams

	Name:	Stephen G. Williams

	Title:	Senior Vice President, Chief Operating Officer

Dated: June 16, 2015